                                                                      EXHIBIT 11

                          WEINGARTEN REALTY INVESTORS
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
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


                                                             Three Months Ended  Nine Months Ended
                                                               September 30,       September 30,
                                                             ------------------  -----------------
                                                               1995      1994      1995     1994
                                                             --------  --------  --------  -------
SIMPLE EARNINGS PER SHARE:

  Weighted Average Common Shares Outstanding...............    26,530    26,347    26,441   26,130
                                                              =======   =======   =======  =======
      Simple Earnings Per share............................   $   .42   $   .45   $  1.27  $  1.25
                                                              =======   =======   =======  =======

PRIMARY EARNINGS PER SHARE (NOTE A):

  Weighted Average Common Shares Outstanding...............    26,530    26,347    26,441   26,130
  Shares Issuable from Assumed Conversion of
   Common Share Options Granted and Outstanding............        35       106        33      107
                                                              -------   -------   -------  -------
  Weighted Average Common Shares Outstanding, as Adjusted..    26,565    26,453    26,474   26,237
                                                              =======   =======   =======  =======
      Primary Earnings Per Share...........................   $   .42   $   .45   $  1.27  $  1.25
                                                              =======   =======   =======  =======

FULLY DILUTED EARNINGS PER SHARE (NOTE A):

  Weighted Average Common Shares Outstanding...............    26,530    26,347    26,441   26,130
  Shares Issuable from Assumed Conversion of
   Common Share Options Granted and Outstanding............        35       106        33      107
                                                              -------   -------   -------  -------
  Weighted Average Common Shares Outstanding, as Adjusted..    26,565    26,453    26,474   26,237
                                                              =======   =======   =======  =======
      Fully Diluted Earnings Per Share.....................   $   .42   $   .45   $  1.27  $  1.25
                                                              =======   =======   =======  =======

EARNINGS FOR SIMPLE, PRIMARY AND FULLY DILUTED
  COMPUTATION:

  Earnings.................................................   $11,259   $11,873   $33,554  $32,680
                                                              =======   =======   =======  =======
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Note A:  This calculation is submitted in accordance with Regulation S-K item
         601(b)(11) although not required by footnote 2 to paragraph 14 of APB
         Opinion No. 15 because it results in dilution of less than 3%.